    As filed with the Securities and Exchange Commission on October 30, 2000

                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          INSURANCE AUTO AUCTIONS, INC.
               (Exact name of issuer as specified in its charter)

             ILLINOIS                                       95-3790111
  (State or other jurisdiction of                      (I. R. S. Employer
   incorporation or organization)                     Identification Number)

                       850 EAST ALGONQUIN ROAD, SUITE 100
                           SCHAUMBURG, ILLINOIS 60173
               (Address of principal executive offices)(Zip Code)

                           --------------------------

                          INSURANCE AUTO AUCTIONS, INC.
                             1991 STOCK OPTION PLAN
                            (Full title of the Plan)

                             CHRISTOPHER G. KNOWLES
                             CHIEF EXECUTIVE OFFICER
                          INSURANCE AUTO AUCTIONS, INC.
                       850 EAST ALGONQUIN ROAD, SUITE 100
                           SCHAUMBURG, ILLINOIS 60173
                     (Name and address of agent for service)
                                 (847) 839-3939
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             DAVID J. KAUFMAN, ESQ.
                               KATTEN MUCHIN ZAVIS
                       525 WEST MONROE STREET, SUITE 1600
                          CHICAGO, ILLINOIS 60661-3693
                                 (312) 902-5200
                               -------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                          PROPOSED MAXIMUM        PROPOSED MAXIMUM
          TITLE OF SECURITIES           AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING PRICE      AMOUNT OF
           TO BE REGISTERED            REGISTERED (1)        SHARE (2)                   (2)            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
 OPTIONS TO PURCHASE COMMON STOCK        1,000,000              N/A                      N/A                   N/A
 COMMON STOCK                            1,000,000            $12.00              $12,000,000.00           $3,168.00
============================================================================================================================

(1) This Registration Statement also covers an indeterminate number of shares of Common Stock that may be issuable under the 1991 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Insurance Auto Auctions, Inc., in accordance with Rule 416 under the Securities Act of 1933.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low prices per share of Common Stock of Insurance Auto Auctions, Inc., on October 25, 2000, as reported by the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

              The information called for in Part I of Form S-8 is currently included in the prospectus for the Insurance Auto Auctions, Inc. 1991 Stock Option Plan, as amended, and is not being filed with, or included in, this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

              Insurance Auto Auctions, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

         a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         b. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000;

         c. The Registrant's Registration Statement No. 0-19594 on Form 8-A filed with the Commission on October 17, 1991, together with Amendments No. 1, 2 and 3 on Form 8 filed with the Commission on November 1, November 13, and November 15, 1991, respectively, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock; and

         d. Any similar report filed subsequently with the Commission and distributed to the Registrant's shareholders.

              In addition, all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

              Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement.

              The Registrant will provide without charge to each person who has received a copy of any prospectus to which this registration statement relates, upon the written or oral request of that person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to those documents, unless the exhibits are incorporated by reference in those documents. Written requests for copies should be directed to the Registrant's principal executive offices at 850 East Algonquin Road, Suite 100, Schaumburg, Illinois 60173, Attention: Corporate Secretary. Telephone requests for copies should be directed to the Registrant's Corporate Secretary at (847) 839-3939.

Item 4.  Description of Securities

              Not Applicable.

Item 5.  Interests of Named Experts and Counsel

              None.

Item 6.  Indemnification of Directors and Officers

              Certain provisions of the Illinois Business Corporation Act of 1983, as amended (the "BCA"), provide that the Registrant may, and in some cases must, indemnify the directors and officers of the Registrant and of each subsidiary against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute.

              Article VII of the Articles of Incorporation of the Registrant and
Article V of the Registrant's Bylaws provide for indemnification of its directors, officers and other agents to the maximum extent permitted by the BCA. The Registrant also maintains insurance for the benefit of its current directors and officers that insures such persons against certain liabilities, including liabilities under the securities laws.

 Item 7. Exemption from Registration Claimed

              Not Applicable.

 Item 8. Exhibits

 Exhibit Number     Exhibit
 --------------     -------

     4.1 Articles of Incorporation as filed with the Illinois Secretary of State on August 7, 1997 (incorporated by reference from Exhibit 3.1 of the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-19594)).

     4.2 Bylaws (incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 (File No. 0-19594)).

     4.3 Specimen Stock Certificate (incorporated by reference from an exhibit filed with the Registration Statement on Form S-1 on November 20, 1991 (File No. 33-43247)).

     4.4 Amended and Restated 1991 Stock Option Plan (incorporated by reference from Exhibit 10.1 of the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 (File No. 0-19594)).

     4.5 Form of Stock Option Agreement, Insurance Auto Auctions, Inc. 1991 Stock Option Plan, as restated (including Form of Notice of Grant of Stock Option) - employee.

     4.6 Form of Stock Option Agreement: Non-Employee Director, Automatic Option Grant, Insurance Auto Auctions, Inc. Stock Option Plan, as restated (including Form of Notice of Grant of Stock Option).

     4.7 Form of Stock Option Agreement, Insurance Auto Auctions, Inc. 1991 Stock Option Plan, as restated (including Form of Notice of Grant of Stock Option) - executive officer.

     5              Opinion of Katten Muchin Zavis.

     23.1           Consent of KPMG LLP.

     23.2 Consent of Katten Muchin Zavis (contained in its opinion filed as Exhibit 5).

     24 Power of Attorney. Reference is made to the signature page of this Registration Statement.

Item 9.       Undertakings.

              A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement; provided, however, that clauses (l)(i) and (l)(ii) shall not apply if the information required by those clauses to be included in a post-effective amendment is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1991 Stock Option Plan.

              B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions and agreements summarized in Item 6 above or otherwise, the Registrant has been informed that in the opinion of the

Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on this 6th day of October, 2000.

                                        INSURANCE AUTO AUCTIONS, INC.


                                        By: /s/  Christopher G. Knowles
                                            -----------------------------------
                                             Christopher G. Knowles
                                             Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS

              That the undersigned officers and directors of INSURANCE AUTO AUCTIONS, INC., an Illinois Corporation, do hereby constitute and appoint Christopher G. Knowles, Stephen L. Green, and Gaspare G. Ruggirello and each one of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

              IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

              Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                         Title                                            Date
----------                         -----                                            ----


/s/ Christopher G. Knowles         Chief Executive Officer and Director        October 6, 2000
-----------------------------      (Principal Executive Officer)
Christopher G. Knowles



/s/ Stephen L. Green               Chief  Financial Officer, Vice President,   October 11, 2000
-----------------------------      Finance and Assistant Secretary
Stephen L. Green                   (Principal Financial and
                                   Accounting Officer)

 /s/ Thomas J. O'Malia             Chairman of the Board                       October 11, 2000
-----------------------------
 Thomas J. O'Malia


 /s/ Maurice A. Cocca              Director                                    October 11, 2000
-----------------------------
 Maurice A. Cocca


 /s/ Susan B. Gould                Director                                    October 11, 2000
-----------------------------
 Susan B. Gould


 /s/ Peter H. Kamin                Director                                    October 11, 2000
-----------------------------
 Peter H. Kamin


 /s/ Melvin R. Martin              Director                                    October 11, 2000
-----------------------------
 Melvin R. Martin


 /s/ Joseph F. Mazzella            Director                                    October 11, 2000
-----------------------------
 Joseph F. Mazzella


 /s/ John K. Wilcox                Director                                    October 11, 2000
-----------------------------
 John K. Wilcox


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                          INSURANCE AUTO AUCTIONS, INC.

                                  EXHIBIT INDEX


Exhibit Number      Exhibit
--------------      -------

     4.1 Articles of Incorporation as filed with the Illinois Secretary of State on August 7, 1997 (incorporated by reference from Exhibit 3.1 of the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-19594)).

     4.2 Bylaws (incorporated by reference from Exhibit 3.1 of the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999(File No. 0-19594)).

     4.3 Specimen Stock Certificate (incorporated by reference from an exhibit filed with the Registration Statement on Form S-1 on November 20, 1991 (File No. 33-43247)).

     4.4 Amended and Restated 1991 Stock Option Plan (incorporated by reference from Exhibit 10.1 of the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 (File No. 0-19594)).

     4.5 Form of Stock Option Agreement, Insurance Auto Auctions, Inc. 1991 Stock Option Plan, as restated (including Form of Notice of Grant of Stock Option) - employee.

     4.6 Form of Stock Option Agreement: Non-Employee Director, Automatic Option Grant, Insurance Auto Auctions, Inc. Stock Option Plan, as restated (including Form of Notice of Grant of Stock Option).

     4.7 Form of Stock Option Agreement, Insurance Auto Auctions, Inc. 1991 Stock Option Plan, as restated (including Form of Notice of Grant of Stock Option) - executive officer.

     5              Opinion of Katten Muchin Zavis.

     23.1           Consent of KPMG LLP.

     23.2 Consent of Katten Muchin Zavis (contained in its opinion filed as Exhibit 5).

     24 Power of Attorney. Reference is made to the signature page of this Registration Statement.